Marqeta Announces Appointment of Patti Kangwankij as CFO

OAKLAND, Calif., January 7, 2026 — Marqeta, Inc. (NASDAQ: MQ), the modern card issuing platform, today announced the appointment of Patti Kangwankij as the Company’s Chief Financial Officer, effective February 9, 2026. Ms. Kangwankij will oversee all aspects of Marqeta’s financial operations, supporting the Company’s strategy to drive rapid growth and enhanced profitability. She will succeed Mike Milotich as CFO who, as previously announced, was appointed Marqeta’s Chief Executive Officer in September 2025.

Ms. Kangwankij is an experienced finance executive with over 20 years of experience across the technology, financial and global payments industries. She will join Marqeta from real estate technology company Roofstock, where she serves as CFO. Prior to that, Ms. Kangwankij was Head of Payments Finance and Strategy at Stripe, where she was instrumental in scaling the finance and strategy function during a period of rapid growth. Ms. Kangwankij previously worked at JPMorgan Chase & Co., starting in the investment bank, before serving as Managing Director & CFO for both the Co-Branded Credit Card and Merchant Services businesses during her nearly 15-year tenure.

“We are thrilled to welcome Patti to the Marqeta team,” said Mike Milotich, CEO and CFO of Marqeta. "She brings deep payments industry expertise, and her leadership will be a critical asset as we continue to execute our strategy, scale our platform, and enable customer innovation in card issuing. Patti is the right leader to guide our finance organization and help accelerate our momentum and capture the significant opportunities ahead.”

“I’m honored to join Marqeta at such a pivotal moment,” said Ms. Kangwankij. “The Company is well positioned for continued success, with a clear customer-centric approach and strong relationships across a growing customer and partner ecosystem. I’m excited by Marqeta’s vision, technology foundation, and talented team, and I look forward to advancing our shared goals to drive sustainable growth and deliver long-term value for shareholders."

About Marqeta
Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $300 billion in annual payments volume in 2024. Marqeta is certified to operate in more than 40 countries worldwide. Visit www.marqeta.com to learn more.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, quotations and statements relating to our CFO search process, growth, value creation, business and strategy. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: challenges with our CFO search process; any factors creating issues with changes in domestic and international business, market, financial, political and legal conditions; and those risks and uncertainties included in the “Risk Factors” disclosed in Marqeta’s Annual Report on Form 10-K, as may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com. The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts
Investors
Maria Graizer
ir@marqeta.com
Media
Jessica Miller
press@marqeta.com